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                                                                     EXHIBIT 4.4














                    STEWART INFORMATION SERVICES CORPORATION

                   2002 STOCK OPTION PLAN FOR REGION MANAGERS










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                                TABLE OF CONTENTS

                                                                        SECTION
                                                                        -------
ARTICLE I             PLAN

         Purpose  1.1

         Term of Plan.......................................................1.2

ARTICLE II            DEFINITIONS

         Affiliate..........................................................2.1

         Board..............................................................2.2

         Code...............................................................2.3

         Committee..........................................................2.4

         Company............................................................2.5

         Employee...........................................................2.6

         Fair Market Value..................................................2.7

         Holder.............................................................2.8

         Incentive Option...................................................2.9

         Mature Shares.....................................................2.10

         Nonqualified Option...............................................2.11

         Option............................................................2.12

         Option Agreement..................................................2.13

         Plan..............................................................2.14

         Region Manager....................................................2.15

         Stock.............................................................2.16

ARTICLE III           ELIGIBILITY

ARTICLE IV            GENERAL PROVISIONS RELATING TO OPTIONS

         Authority to Grant Options.........................................4.1

         Dedicated Shares; Maximum Options..................................4.2

         Non-Transferability................................................4.3

         Requirements of Law................................................4.4

         Changes in the Company's Capital Structure.........................4.5

ARTICLE V             OPTIONS

         Type of Option.....................................................5.1

         Exercise Price.....................................................5.2

         Duration of Options................................................5.3

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                               TABLE OF CONTENTS
                                  (continued)

                                                                        SECTION
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
         Amount Exercisable.................................................5.4

         Exercise of Options................................................5.5

         Substitution Options...............................................5.6

         No Rights as Stockholder...........................................5.7

ARTICLE VI            ADMINISTRATION

ARTICLE VII           AMENDMENT OR TERMINATION OF PLAN

ARTICLE VIII          MISCELLANEOUS

         No Establishment of a Trust Fund...................................8.1

         No Employment Obligation...........................................8.2

         Forfeiture.........................................................8.3

         Tax Withholding....................................................8.4

         Written Agreement..................................................8.5

         Indemnification of the Committee...................................8.6

         Gender.............................................................8.7

         Headings...........................................................8.8

         Other Compensation Plans...........................................8.9

         Other Options.....................................................8.10

         Governing Law.....................................................8.11

                                      -ii-

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                                   ARTICLE I

                                      PLAN

         1.1 PURPOSE. The Plan is intended to advance the best interests of the Company and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment with the Company or any of its Affiliates.

         1.2 TERM OF PLAN. No Option shall be granted under the Plan after March 18, 2012. The Plan shall remain in effect until all Options under the Plan have been satisfied or expired.

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                                   ARTICLE II

                                   DEFINITIONS

         The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

         2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         2.2 "BOARD" means the board of directors of the Company.

         2.3 "CODE" means the Internal Revenue Code of 1986, as amended.

         2.4 "COMMITTEE" means the Salary Committee of the Company.

         2.5 "COMPANY" means Stewart Information Services Corporation, a Delaware corporation.

         2.6 "EMPLOYEE" means a person employed by the Company or any Affiliate as a common law employee.

         2.7 "FAIR MARKET VALUE" of the Stock as of any date means the closing price of the Stock on such date, or, if the Stock was not traded on such date, on the immediately preceding day that the Stock was so traded. However, if the Stock is not listed on a securities exchange or quotation system, the Fair Market Value will be an amount determined by the Committee.

         2.8 "HOLDER" means a person who has been granted an Option or any person who is entitled to receive stock under an Option.

         2.9 "INCENTIVE OPTION" means an Option granted under the Plan which is designated as an "Incentive Option" and satisfies the requirements of section 422 of the Code.

         2.10 "MATURE SHARES" means shares of Stock that the Holder has held for at least six months.

         2.11 "NONQUALIFIED OPTION" means an Option granted under the Plan other than an Incentive Option.

         2.12 "OPTION" means either an Incentive Option or a Nonqualified Option granted under the Plan to purchase shares of Stock.

         2.13 "OPTION AGREEMENT" means the written agreement which sets out the terms of an Option.

         2.14 "PLAN" means the Stewart Information Services Corporation 2002 Stock Option Plan for Region Managers, as set forth in this document and as it may be amended from time to time.

         2.15 "REGION MANAGER" means an Employee who holds the title "Region Manager" or an Employee who the Committee, in its sole discretion, determines has a position equivalent to the position of a Region Manager.

         2.16 "STOCK" means the common stock of the Company, $1.00 par value, or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

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                                   ARTICLE III

                                   ELIGIBILITY

         The individuals who shall be eligible to receive Options shall be those full-time key Employees, including officers and directors, who are employed on the date an Option is granted as a Region Manager and who have substantial responsibility for the management and growth of the Company or any of its Affiliates as the Committee shall determine from time to time.

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                                   ARTICLE IV

                     GENERAL PROVISIONS RELATING TO OPTIONS

         4.1 AUTHORITY TO GRANT OPTIONS. The Committee may grant Options to those eligible Region Managers as it shall from time to time determine, under the terms and conditions of the Plan. Factors the Committee may consider include, without limitation:

                  (a) Region rank of consolidated STG/STC pretax profit (dollars) in the Region Manager's territory as reported on the Region Manager's consolidated profit center statement;

                  (b) Region rank of profit percentage in the Region Manager's territory as reported on the Region Manager's STG/STC profit center statement;

                  (c) Region rank of percentage of policy losses to premiums generated YTD as reported on the Region Performance Summary Report;

                  (d) Market share increase in the Region Manger's territory over the prior year as reported on the quarterly ALTA statistics on market share. Market share weight will be increased with market share growth in key states and percentage of state responsibility of Region Manager;

                  (e) Region rank of percentage increase in Cash to Houston remittances as reported on the Region Performance Summary Report;

                  (f) Region rank of percentage of delinquent premium YTD;

                  (g) Net expansion of territory via acquisitions, branch offices, increased number of agents;

                  (h) Region Manager incorporation and pursuit of SISCO Strategies (Service, Technology, Growth, Communication) and Ten Standards in region's goals;

                  (i) Other contributions towards overall company performance or failure to comply with company requests. Items considered may include Region Manager rollout of technology, new products or other programs sponsored by the company, completion of agency visits, follow-up on audits and training and benefit participation.

         The Committee shall evaluate the relative importance of these factors, and the Region Manager's standing among the recipient group, in its sole and absolute discretion and shall have full power and authority to determine according to the above criteria the amount of shares subject to any option, subject only to any applicable limitations set out in the Plan.

         4.2 DEDICATED SHARES; MAXIMUM OPTIONS. The aggregate number of shares of Stock with respect to which Options may be granted under the Plan is 300,000. Such shares of Stock may be treasury shares or authorized but unissued shares. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. If

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any outstanding Option expires or terminates for any reason or any Option is surrendered, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option granted under the Plan.

         4.3 NON-TRANSFERABILITY. Incentive Options shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder's lifetime, only by him or her. Except as specified in domestic relations court orders, Nonqualified Options shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder's lifetime, only by him or her. In the discretion of the Committee, any attempt to transfer an Option other than under the terms of the Plan and the applicable Option agreement may terminate the Option.

         4.4 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any Stock under any Option if issuing that Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

         4.5 CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

                  (a) The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

                  (b) If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation for money, services or property, then (i) the number, class or series and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class or series of shares the Holder would have received had the Holder exercised his or her Option in full immediately prior to the event requiring the adjustment, and (ii) the number and class or series of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of shares of Stock then reserved, that number and class or series of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class or series of Stock as the result of the event requiring the adjustment.

                  (c) If while unexercised Options remain outstanding under the Plan (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (iii) the Company is to be dissolved or (iv) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury Regulations) that is not described in clauses (i), (ii) or (iii) of this sentence (each such event is referred to herein as a "Corporate Change"), then, except as otherwise provided in an Option Agreement or as a result of the Board's effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Option then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Board, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Options held by any individual Holder:

                      (1) accelerate the time at which some or all of the
                  Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Board, after which specified date all such Options that remain unexercised and all rights of Holders thereunder shall terminate;

                      (2) require the mandatory surrender to the Company by all
                  or selected Holders of some or all of the then outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of this Plan or the Option Agreements evidencing such Options) as of a date, before or after such Corporate Change, specified by the Board, in which event the Board shall thereupon cancel such Options and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Options for such shares;

                      (3) with respect to all or selected Holders, have some or
                  all of their then outstanding Options (whether vested or unvested) assumed or have a new Option substituted for some or all of their then outstanding Options (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the shares subject to the Option immediately after the assumption or substitution over the aggregate exercise price of such shares is equal to the excess of the aggregate fair market value of all shares subject to the Option immediately before such assumption or substitution over the aggregate exercise price of such shares, and (B) the assumed rights under such existing Option or the substituted rights under such new Option as the case may be will have the same terms and conditions as the rights under the existing Option assumed or substituted for, as the case may be;

                      (4) provide that the number and class or series of shares
                  of Stock covered by an Option (whether vested or unvested) theretofore granted shall be adjusted so that such Option when exercised shall thereafter cover the number and class or series of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Option; or

                      (5) make such adjustments to Options then outstanding as
                  the Board deems appropriate to reflect such Corporate Change (provided, however, that the Board may determine in its sole and absolute discretion that no such adjustment is necessary).

                  In effecting one or more of alternatives (3), (4) or (5) above, and except as otherwise may be provided in an Option Agreement, the Board, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Options then outstanding may be exercised.

                  (d) In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Option and not otherwise provided for by this Section 4.5, any outstanding Options and any agreements evidencing such Options shall be subject to adjustment by the Board in its sole and absolute discretion as to the number and price of shares of stock or other consideration subject to such Options. In the event of any such change in the outstanding

         Stock, the aggregate number of shares available under this Plan may be appropriately adjusted by the Board, whose determination shall be conclusive.

                  (e) The issuance by the Company of shares of stock of any class or series, or securities convertible into shares of stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of shares or obligations of the Company convertible into, or exchangeable for, shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options.

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                                    ARTICLE V

                                     OPTIONS

         5.1 TYPE OF OPTION. The Committee shall specify in an Option Agreement whether a given Option is an Incentive Option or a Nonqualified Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which incentive stock options first become exercisable by an Employee during any calendar year (under the Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Option shall be treated as a Nonqualified Option. In making this determination, incentive stock options shall be taken into account in the order in which they were granted.

         5.2 EXERCISE PRICE. The price for which Stock may be purchased under an Option shall not be less than 100 percent of the Fair Market Value of the shares of Stock on the date the Option is granted.

         5.3 DURATION OF OPTIONS. Unless the Option Agreement specifies a shorter general term, an Option shall expire on the earliest of the date that is
(a) the tenth anniversary of the date the Option is granted or (b) one day less than three months after the date of the Holder's termination of employment with the Company and all Affiliates (other than by reason of the Holder's death) or
(c) the date that is one year after the date of the Holder's death. Unless the Holder's Option Agreement specifies otherwise, an Option shall not continue to vest after the severance of the employment relationship between the Company and all Affiliates.

         After the death of the Holder, the Holder's executors, administrators or any person or persons to whom the Holder's Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the expiration of the Option to exercise the Option, in respect to the number of shares that the Holder would have been entitled to exercise if the Holder exercised the Option prior to the Holder's death.

         5.4 AMOUNT EXERCISABLE. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Option Agreement in its sole discretion.

         5.5 EXERCISE OF OPTIONS. Each Option shall be exercised by the delivery of written notice to the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with: (a) cash, certified check, bank draft or postal or express money order payable to the order of the Company for an amount equal to the exercise price under the Option,
(b) Mature Shares with a Fair Market Value on the date of exercise equal to the exercise price under the Option, (c) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or by an executive officer of the Company) or (d) except as specified below, any other form of payment which is acceptable to the Committee, and specifying the address to which the certificates for the shares are to be mailed. As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Holder certificates for the number of shares with respect to which the Option has been exercised, issued in the Holder's name. If Mature Shares are used for

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payment by the Holder, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft or postal or express money order payable to the order of the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Holder, at the address specified by the Holder.

         Whenever an Option is exercised by exchanging Mature Shares owned by the Holder, the Holder shall deliver to the Company certificates registered in the name of the Holder representing a number of shares of Stock legally and beneficially owned by the Holder, free of all liens, claims and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.

         The Committee may permit a Holder to elect to pay the exercise price upon exercise of an Option by authorizing a third-party broker to sell all or a portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding resulting from such exercise.

         The Committee shall not permit a Holder to pay such Holder's exercise price upon the exercise of an Option by having the Company reduce the number of shares of Stock that will be delivered to the Holder pursuant to the exercise of the Option. In addition, the Committee shall not permit a Holder to pay such Holder's exercise price upon the exercise of an Option by using shares of Stock other than Mature Shares.

         An Option may not be exercised for a fraction of a share of Stock.

         5.6 SUBSTITUTION OPTIONS. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in the Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

         5.7 NO RIGHTS AS STOCKHOLDER. No Holder shall have any rights as a stockholder with respect to Stock covered by such Holder's Option until the date a stock certificate is issued for the Stock.

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                                   ARTICLE VI

                                 ADMINISTRATION

         The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Options shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. The Plan shall be administered in such a manner as to permit the Options which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

                  (a) determine the persons to whom and the time or times at which Options will be made;

                  (b) determine the number of shares and the exercise price of Stock covered in each Option, subject to the terms of the Plan;

                  (c) determine the terms, provisions and conditions of each Option, which need not be identical;

                  (d) accelerate the time at which any outstanding Option may be exercised;

                  (e) define the effect, if any, on an Option of the death, disability, retirement or other termination of employment relationship between the Holder and the Company and Affiliates;

                  (f) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and

                  (g) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

         The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

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                                  ARTICLE VII

                        AMENDMENT OR TERMINATION OF PLAN

         The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would change the aggregate number of shares of Stock which may be issued under Incentive Options, or change the class of Employees eligible to receive Incentive Options shall be made without the approval of the Company's stockholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under the Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

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                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 NO ESTABLISHMENT OF A TRUST FUND. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. All Holders shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.

         8.2 NO EMPLOYMENT OBLIGATION. The granting of any Option shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option has been granted to him.

         8.3 FORFEITURE. Notwithstanding any other provisions of the Plan, if the Committee finds by a majority vote after full consideration of the facts that the Holder, before or after termination of such Holder's employment relationship with the Company or an Affiliate for any reason committed or engaged in willful misconduct, gross negligence, a breach of fiduciary duty, fraud, embezzlement, theft, a felony, a crime involving moral turpitude or proven dishonesty in the course of such Holder's employment by the Company or an Affiliate, the Holder shall forfeit all outstanding Options, and all exercised Options if the Company has not yet delivered a stock certificate to the Holder with respect thereto. The decision of the Committee shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the Holder by the Company or an Affiliate in any manner.

         8.4 TAX WITHHOLDING. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state or local tax law to be withheld with respect to the grant or exercise of an Option. In the alternative, the Company may require the Holder of an Option to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within ten days after the date of exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder's exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares held back shall not exceed the Company's or the Affiliate's minimum statutory withholding tax obligations. The Company shall have no obligation upon exercise of any Option until the Company or an Affiliate has received payment sufficient to cover all tax withholding amounts due with respect to that exercise. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

         8.5 WRITTEN AGREEMENT. Each Option shall be embodied in a written agreement which shall be subject to the terms and conditions of the Plan and shall be signed by the Holder and by a member of the Committee on behalf of the Committee and the Company or an executive officer of the Company, other than the Holder, on behalf of the Company. The agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of the Plan.



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         8.6 INDEMNIFICATION OF THE COMMITTEE. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action his or her part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member's duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.

         8.7 GENDER. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

         8.8 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

         8.9 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees.

         8.10 OTHER OPTIONS. The grant of an Option shall not confer upon the Holder the right to receive any future or other Options under the Plan, whether or not Options may be granted to similarly situated Holders, or the right to receive future Options upon the same terms or conditions as previously granted.

         8.11 GOVERNING LAW. The provisions of the Plan shall be construed, administered and governed under the laws of the State of Delaware.


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